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                                                                    EXHIBIT 15.1


          [LETTERHEAD OF PRICE WATERHOUSE LLP]


September 4, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen

We are aware that Young Broadcasting Inc. has included our report dated August 23, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about September 6, 1996. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

/s/ Price Waterhouse LLP